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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): May 24, 2004

                             TENNECO AUTOMOTIVE INC.
               (Exact Name of Registrant as Specified in Charter)

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


             Delaware                          1-12387                         76-0515284
   (State or other jurisdiction       (Commission File Number)      (I.R.S. Employer of Incorporation
 of incorporation or organization)                                         Identification No.)

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        500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS             60045
           (Address of Principal Executive Offices)            (Zip Code)





       Registrant's telephone number, including area code: (847) 482-5000











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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On May 24, 2004, Tenneco Automotive Inc. announced that the company is not proceeding with its proposed public offering of approximately $150 million, or 11.9 million shares, of its common stock as previously announced on April 16, 2004. The company also announced that it is withdrawing its tender offer seeking approximately $130,000,000 aggregate principal amount of its 11 5/8 percent Senior Subordinated Notes due in 2009 (CUSIP Number 880349AA3).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.        Description
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99.1              Press release issued May 24, 2004.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  TENNECO AUTOMOTIVE INC.

May 24, 2004                                       By:  /s/ Kenneth R. Trammell
                                                     ---------------------------
                                                     Kenneth R. Trammell
                                                     Senior Vice President and
                                                     Chief Financial Officer